UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
October 28, 2010

RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number) Identification No.)	45-0491516 (IRS Employer
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.
On October 28, 2010, Rent-A-Center, Inc. (the “Company”) issued a press release announcing that it finalized the terms of its previously announced senior notes offering. The Company will issue $300 million in principal amount of 6.625% Senior Notes due 2020. The Company anticipates that consummation of the offering will occur on November 2, 2010. The Company intends to use $200 million of the net proceeds from the offering to repay term loans under the Company’s existing senior credit facilities and the remaining net proceeds to repurchase shares of the Company’s common stock.
This report and the statements contained in Exhibit 99.1 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release issued on October 28, 2010 by Rent-A-Center, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: October 29, 2010	By:	/s/ Ronald D. DeMoss
Ronald D. DeMoss
Executive Vice President — General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on October 28, 2010 by Rent-A-Center, Inc.